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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                          Exhibit 11.1

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                            Quarters                    Nine Months
PERIODS ENDED SEPTEMBER 30                            2003           2002           2003           2002
-------------------------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE:
-------------------------

Net Income ................................   $    177,000   $  1,559,000   $    301,000   $  1,876,000
                                              ============   ============   ============   ============

Weighted Average Shares Outstanding .......      3,785,175      3,851,185      3,804,462      3,854,998
                                              ============   ============   ============   ============

Basic Earnings Per Share ..................         $  .05         $  .40         $  .08         $  .49
                                                    ======         ======         ======         ======

DILUTED EARNINGS PER SHARE:
---------------------------

Net Income ................................   $    177,000   $  1,559,000   $    301,000   $  1,876,000
                                              ============   ============   ============   ============

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding .....      3,785,175      3,851,185      3,804,462      3,854,998
  Dilutive shares .........................        154,271            160         56,149            127
                                              ------------   ------------   ------------   ------------
                                                 3,939,446      3,851,345      3,860,611      3,855,125
                                              ============   ============   ============   ============

Diluted Earnings Per Share ................         $  .04         $  .40         $  .08         $  .49
                                                    ======         ======         ======         ======
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